UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 12, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 14, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) issued a press release reporting third quarter financial results. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025, Dr. Ming-Fu Chiang resigned from the Board of Directors (the “Board”) of the Company and Ishwar K. Puri was appointed to the Board. After his appointment, the University of Southern California had objected to Mr. Puri’s appointment to the Board and indicated that Mr. Puri must resign from the Board. Mr. Puri tendered his resignation to the Company on November 12, 2025.

On November 12, 2025, the Board elected Dr. Ming-Fu Chiang as a director of the Company, effective immediately, to serve until the Company’s 2026 annual meeting of stockholders.

Dr. Ming-Fu Chiang served on the Board from March 2025 to August 2025. Dr. Chiang was a neurosurgeon and the former Vice-Director of the Department of Surgery and former Chairman of Neurosurgery at Mackay Memorial Hospital in Taipei, Taiwan from August 1991 to June 2020. Since July 2020, he is a practicing neurosurgeon at Chung-Shan Hospital and Taiwan Adventist Hospital in Taipei, Taiwan. Dr. Chiang has a Ph.D. in neuro-oncology from Free University of Berlin, Germany, and his EMBA (Executive Management Business & Administration) from National Taiwan University. Dr. Chiang has also previously served as the CEO of NeuCen Biomedical, Inc. and Orio Biotech Inc.

There is no arrangement or understanding between Dr. Chiang and any other person pursuant to which he was selected as director, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

There are several transactions involving Dr. Chiang to be reported pursuant to Item 404(a) of Regulation S-K, as described below.

Short-term loans

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC. HCWG LLC is owned 31.25% by Mr. Amir Heshmatpour, 18.75% by Dr. Thomas Chen, 18.75% by Dr. Chiang, 15.625% by Patrick Walters and 15.625% by The Hilkiah Group LLC (an entity wholly-owned by Keithly Garnett, the Chief Financial Officer). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000 at December 31, 2023. The outstanding amounts under this Bridge Loan are payable at the earlier of the date of the initial public offering or December 4, 2024 (the “Maturity Date”).

Through December 31, 2024 and 2023, the Company had received under the Bridge Loan an aggregate of 7,337,408 and $5,968,987, respectively. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the year ended December 31, 2024 and 2023, amounted to $2,557,055 and 2,721,747, respectively, and are included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the years ended December 31, 2024 and 2023, respectively, is as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Bridge loan roll-forward
Principal outstanding	$9,802,697	$-

Borrowings	1,368,422	5,968,987
OID	1,368,422	5,968,987
Repayments	(791,077)	(2,135,277)
Total principal outstanding before conversion	11,748,464	9,802,697
Conversion to common stock	(11,748,464)	-
Principal; outstanding	$-	$9,802,697

For the year ended December 31, 2023
Bridge loan

Principal Outstanding	$9,802,697
Less: Unrecognized OID	(3,247,240)
Total:	$6,555,457

On June 14, 2024, the Company reached an agreement with HCWG to convert the outstanding principal and interest on the Bridge Loan totaling $11,748,464 to 979,039 shares of common stock at $12 per share. The fair value of the common stock issued for the conversions was valued based upon the pricing from a recent financing round which was $12 a share. The difference between the carrying value of the debt as of the date of the extinguishment of $9,678,541 and the fair value of the shares issued to settle to the debt as of the date of the extinguishment of $11,748,464 is recorded as a loss on extinguishment of Bridge Loan in the accompanying consolidated statement of operations in the amount of $2,069,923. As a result of this conversion, the Bridge Loan was terminated and is no longer available to the Company for borrowing.

Stock-Based Compensation

In February 2025, 50,000 restricted stock units were granted to Dr. Chiang. The forgoing restricted stock units vested one hundred percent (100%) on October 25, 2025.

Line of Credit Agreement

On October 11, 2024, the Company entered into a Line of Credit Agreement with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum with interest payments due on the first business day of each calendar month, with unpaid principal due by October 12, 2027. In connection therewith, the Company issued HCWG a five-year warrant to purchase up to 312,500 shares of its common stock at a per share exercise price of $12.00. The interest rate increases to 14% if the Line of Credit Agreement is extended. In April 2025, following the cashless exercise of the warrant, 164,500 shares of Company common stock were issued to HCWG.

Collaboration and License Agreement between NeOnc and Orient EuroPharma Co., Ltd.

On November 8, 2013, we entered into a Collaboration and License Agreement with Orient EuroPharma Co., Ltd. (“OEP”), which is partially owned by Dr. Chiang, a former director, pursuant to which NeOnc licensed OEP the right to commercialize NEO100. On February 20, 2024, OEP and the Company entered into a settlement agreement whereas the Company and OEP terminated the OEP Agreement in exchange for a payment in the amount of $4,000,000 payable by the Company to OEP within ten days of the close of our initial public offering.

License Agreement by and between NeOnc Technologies and Neucen Biomedical Co., Ltd

On December 5, 2015, we previously entered into a License Agreement with Neucen Biomedical Co. Ltd. (“Neucen”), which is owned in part by the spouse of Dr. Alan Chiang and Thomas Chen, pursuant to which NeOnc licensed to Neucen the right to commercialize NEO212. We terminated this License Agreement on May 30, 2023.

Item 7.01.	Regulation FD Disclosure.

The information under Item 2.02, above, is incorporated herein by reference.

The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer, President and Executive Chairman

4